Exhibit 32.1


                  OFFICER'S CERTIFICATE PURSUANT TO SECTION 906

         Pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned Chief Financial Officer of Integrated Security Systems, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

         The annual report on Form 10-KSB for the fiscal year ended June 30, 2004 (the "Form 10-KSB") of the Company fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-KSB.


 Date:  October 13, 2004


 /s/ C. A. RUNDELL, JR.
 -------------------------------------
 C. A. Rundell, Jr.,
 Chief Executive Officer and Principal
 Executive and Financial Officer


         The foregoing certification is being furnished as an exhibit to the Form 10-KSB pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-KSB for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.